Momentous Entertainment Group Forms New Subsidiary and Sets Anchor in Concert & Event Promotion

MEG Expands Footprint in Popular Niche of Music & Entertainment Industry

LAS VEGAS (May 11, 2016) Momentous Entertainment Group, Inc. (OTCBB:MMEG), a diversified entertainment and direct response marketing company, today announces that it has created an additional business unit, Music One Corp., as part of its strategy to expand its breadth in the musical niche of the entertainment industry.

Music One Corp., a Nevada corporation, will take lead in organizing and operating Momentous’ concert events business. In conjunction, and as previously announced, Momentous has engaged South Florida live venue entrepreneur Charlie Rodriguez, of Charlie Rodriguez Live Entertainment (www.MiamiDiscoFever.com), as the new business unit’s president.

While Momentous is pursuing an aggressive business plan through vertical growth opportunities, both in its primary markets and in satellite markets, the formation of Music One Corp. and appointment of its president supplements the company’s ongoing organic growth efforts.

Momentous CEO Kurt Neubauer states, “We are pleased to add Charlie and Music One to our entertainment lineup.  We look forward to the development of our first show under this new banner and hope that those who have followed Charlie Rodriguez Live Entertainment in South Florida with now follow him as the new president of Music One as he prepares to launch our first live event. We’re excited for what this potentially means for us in terms of revenue generation, and look forward to informing shareholders of our continued progress.”

Mr. Neubauer also stated, “A veteran to South Florida’s live venue circuit, Mr. Rodriguez contributes professionalism and expertise to the Music One brand.”

“It’s an honor to join the professionals at Momentous, and I am excited to share my passion, vision and experience to help bring the company’s goals to fruition. I’ve been active in the business since the mid-1980s, and have promoted and produced concerts in South Florida, drawing as many as 15,000 people to a single event,” says Rodriguez. “My vision is to provide an entertainment choice to a segment of the population that has been underserved. The shows we produce will be comprised of a business model that can be executed with all genres of music, which will increase the exposure of the Music One brand to a cross-section of the listening audience around the world.”

About Momentous Entertainment Group (MMEG)

Momentous Entertainment Group, Inc. is an entertainment and direct response marketing company focused on creating, producing and distributing quality content and products.  MMEG sells outstanding entertainment and consumer products utilizing direct response media marketing.  As it develops its distribution and sales channels, MMEG will build out its music division along with its feature film, television production, and finance division.  With a combined experience of more than 100 years in entertainment and marketing, MMEG will be able to make major contributions by providing quality content and products worldwide. To learn more, visit Momentous Entertainment Groups’ websites: Products Site www.momentousent.com, Music Site www.momentousmusic.com and Concert Site www.music1.biz

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Momentous Entertainment Group Inc’s (MMEG) future expectations, plans and prospects. In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of MMEG to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents MMEG files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on MMEG’s future results. The forward-looking statements included in this press release are made only as of the date hereof. MMEG cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, MMEG undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by MMEG.

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